Exhibit 10(j)

SECRETARIAL CERTIFICATION
OF THE
COMPENSATION/NOMINATING/CORPORATE GOVERNANCE
COMMITTEE
TCF FINANCIAL CORPORATION
May 16, 2003

*****************************************************************

Following discussion, and upon motion duly made, seconded and carried, the following resolutions were adopted:

WHEREAS, the Supplemental Employee Retirement Plan (“SERP”), in addition to other benefits, provides supplemental benefits related to the TCF Pension Plan as it existed prior to its amendment to the TCF Cash Balance Pension Plan on September 1, 1990 (the “Prior Pension Plan”); and

WHEREAS, there are only four remaining employees in the prior Pension Plan SERP whose benefits are “frozen” at a fixed amount and this Committee wishes to terminate the Prior Pension Plan SERP and pay out its benefit in order to save ongoing administrative expenses;

NOW, THEREFORE, BE IT HEREBY

RESOLVED, that Section IV(a) of the SERP is hereby deleted in its entirety and replaced with the following effective as of May 30, 2003:

(a)          The supplemental pension benefit provided under this section relative to the TCF Pension Plan was terminated effective as of May 30, 2003, and all then-remaining accrued benefits under the supplemental pension benefit were paid out to participants in a lump sum no later than June 30, 2003.

FURTHER RESOLVED, that management is authorized and directed to proceed to implement these Resolutions, including to execute documents on behalf of the Company, such as management deems necessary or appropriate.

I, Gregory J. Pulles, Secretary of TCF Financial Corporation, do hereby certify that the foregoing is a true and correct copy of excerpt of minutes of the meeting of the Compensation/Nominating/ Corporate Governance Committee of the TCF Financial Corporation Board of Directors held on May 16, 2003 and that the minutes have not been modified or rescinded as of the date hereof.

/s/ Gregory J. Pulles
Gregory J. Pulles

(Corporate Seal)

Dated: July 2, 2003